Exhibit 5.1

300 North LaSalle Street Chicago, Illinois 60654

312 862-2000	Facsimile: 312 862-2200
www.kirkland.com

March 27, 2013

Navistar International Corporation 2710 Navistar Drive Lisle, Illinois 60532

Ladies and Gentlemen:

We are acting as special counsel to Navistar International Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2013 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company and Navistar, Inc., a Delaware corporation (the “Guarantor”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), of an unspecified amount of (a) the Company’s 8.25% Senior Notes due 2021 (the “Notes”) and (b) the guarantee of the Notes on a senior unsecured basis by the Guarantor (the “Guarantee”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”) for an aggregate amount to be registered pursuant to Rule 462(b) of the Rules.

The Notes will be issued under the Indenture (the “Indenture”), dated as of October 28, 2009 (the “Indenture”), among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

In connection with the registration of the Notes, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of

Navistar International Corporation

March 27, 2013

persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Guarantor and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Guarantor. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and the Guarantor.

We have also assumed that:

(i) the Registration Statement will be effective and will comply with all applicable laws at the time the Notes are offered or issued as contemplated by the Registration Statement;

(ii) a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Notes offered thereby and will comply with all applicable laws;

(iii) all Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv) the Notes will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and the Indenture;

(v) the Notes offered, as they will be executed and delivered, as well as the terms of the Indenture, do not result in a default under or breach of any agreement or instrument binding upon the Company;

(vi) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Notes being offered;

(vii) the Notes offered, as they will be executed and delivered, as well as the terms of the Indenture, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company; and

(viii) a definitive underwriting or similar agreement (each, an “Underwriting Agreement”) with respect to any Notes offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Navistar International Corporation

March 27, 2013

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.	When, as and if (a) any Notes have been duly authorized and duly established in accordance with the Indenture and applicable law and (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Notes (and any required amendment or supplement to the Indenture), such Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.	When, as and if (a) any Guarantee of the Notes has been duly authorized and duly approved by the Guarantor, in accordance with applicable law, (b) the appropriate corporate or organizational action has been taken by the Guarantor to authorize the form, terms, execution and delivery of such Guarantee, (c) the Guarantee has been duly executed, attested, issued and delivered by duly authorized officers, and (d) the Notes underlying such Guarantee have been duly executed, authenticated, issued and delivered, such Guarantee will constitute the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the federal securities laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

To the extent that the obligations of the Company under the Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Navistar International Corporation

March 27, 2013

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement filed pursuant to Rule 462(b) of the Rules with respect to the registration of additional Notes for sale in any Offering contemplated by the Registration Statement and shall cover such additional Notes.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Notes.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Notes may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP